Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 20, 2021, relating to the consolidated financial statements of Flora Growth Corp., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP
Chartered Professional Accountants

Vancouver, Canada

November 16, 2021